    As filed with the Securities and Exchange Commission on March 14, 2000

                                                       Registration No._________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           _______________________

                            Vastar Resources, Inc.
            (Exact name of registrant as specified in its charter)

          Delaware                                         95-4446177
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                       identification number)

                             15375 Memorial Drive
                             Houston, Texas 77079
                         (Address, including zip code,
                 of registrant's principal executive offices)
                             ____________________

                            VASTAR RESOURCES, INC.
            AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)
                             _____________________

                                ALBERT D. HOPPE
                 Vice President, General Counsel and Secretary
                            Vastar Resources, Inc.
                             15375 Memorial Drive
                             Houston, Texas 77079
                                (281) 584-6027
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                            _____________________

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                           PROPOSED         PROPOSED
     TITLE OF              AMOUNT(1)       MAXIMUM          MAXIMUM             AMOUNT OF
    SECURITIES             TO BE           OFFERING PRICE   AGGREGATE           REGISTRATION
 TO BE REGISTERED          REGISTERED      PER SHARE(2)     OFFERING PRICE(2)   FEE(2)
----------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share      400,000          $61.66           $24,464,000         $6,458.50
===============================================================================================

(1) These are additional shares being registered pursuant to General Instruction E to Form S-8. The number of shares of common stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2) In accordance with Rule 457(c), the aggregate offering price and the amount of the registration fee are computed on the basis of the average of the high and low prices of a share of the Company's Common Stock as reported on the New York Stock Exchange Composite on March 10, 2000.
                        ______________________________
                  Page 1 of  4 sequentially numbered pages.
             The Index to Exhibits appears on sequential page 4.

                     REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Common Stock, par value $0.01 per share, of Vastar Resources, Inc., a Delaware corporation, for the Vastar Resources, Inc. Amended and Restated Executive Long-Term Incentive Plan.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 filed by Vastar Resources, Inc. under Registration
No. 33-87814, Registration No. 333-24077, and Registration No. 333-77095 are hereby incorporated by reference.

ITEM 5.

Albert D. Hoppe, whose opinion regarding the legality of shares is attached hereto as Exhibit 5 is Vice President, General Counsel and Secretary of Vastar Resources, Inc. (the "Company"). As of March 14, 2000, Mr. Hoppe owned options to purchase 59,879 shares of the Company's Common Stock granted to him under certain Company benefit plans.

ITEM 8.   EXHIBITS


EXHIBIT NUMBER        DESCRIPTION
______________        ____________
5                     Opinion of Albert D. Hoppe, Esq., dated March 14, 2000,
                      as to the validity of the shares of Common Stock of the Registrant being registered (filed herewith)

10 Vastar Amended and Restated Executive Long-Term Incentive Plan, effective March 5, 1998 (filed as Appendix A to Vastar's Notice of 1998 Annual Meeting of Stockholders and Proxy Statement dated March 23, 1998 and incorporated herein by reference)

10.2 First Amendment to Amended and Restated Executive Long-Term Incentive Plan, effective as of July 21, 1999 (filed as Exhibit 10.7 to Vastar's report on Form 10-Q for the quarterly period ended September 30, 1999)

23.1                  Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2                  Consent of Albert D. Hoppe, Esq. (included in Exhibit 5)

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vastar Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 14th day of March, 2000.

                                  Vastar Resources, Inc.

                                  By: /s/ CHARLES D. DAVIDSON
                                      ------------------------------
                                      Charles D. Davidson
                                      President and
                                      Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                          Title                                 Date
        ---------                          -----                                 -----
/s/ JIMMIE D. CALLISON
_____________________________              Director                           March 14, 2000
Jimmie D. Callison

/s/ TERRY G. DALLAS
_____________________________              Director                           March 14, 2000
Terry G. Dallas

/s/ CHARLES D. DAVIDSON
_____________________________              President, Chief Executive         March 14, 2000
Charles D. Davidson                        Officer and Director
(Principal executive officer)

/s/ MARIE L. KNOWLES
_____________________________              Director                           March 14, 2000
Marie L. Knowles

/s/ ROBERT C. LEVINE
_____________________________              Director                           March 14, 2000
Robert C. LeVine

/s/ JOSEPH P. MCCOY
_____________________________              Vice President                     March 14, 2000
Joseph P. McCoy                            and Controller
(Principal accounting officer)

/s/ WILLIAM D. SCHULTE
_____________________________              Director                           March 14, 2000
William D. Schulte

/s/ STEVEN J. SHAPIRO
_____________________________              Senior Vice President, Chief       March 14, 2000
Steven J. Shapiro                          Financial Officer and Director
(Principal financial officer)

/s/ DONALD R. VOELTE, JR.
_____________________________              Director                           March 14, 2000
Donald R. Voelte, Jr.

/s/ MICHAEL E. WILEY
_____________________________              Chairman of the Board              March 14, 2000
Michael E. Wiley

                               INDEX TO EXHIBITS


Exhibit               Description
No.
______________        ____________
5                     Opinion of Albert D. Hoppe, Esq., dated March 14, 2000,
                      as to the validity of the shares of Common Stock of the Registrant being registered (filed herewith)

10 Vastar Amended and Restated Executive Long-Term Incentive Plan, effective March 5, 1998 (filed as Appendix A to Vastar's Notice of 1998 Annual Meeting of Stockholders and Proxy Statement dated March 23, 1998 and incorporated herein by reference)

10.2 First Amendment to Amended and Restated Executive Long-Term Incentive Plan, effective as of July 21, 1999 (filed as Exhibit 10.7 to Vastar's report on Form 10-Q for the quarterly period ended September 30, 1999)

23.1                  Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2                  Consent of Albert D. Hoppe, Esq. (included in Exhibit 5)



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